UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2005

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	0-6253 (Commission File Number)	71-0407808 (I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

        The following is the text of a press release issued by the registrant at 3:30 P. M. Central Standard Time on March 2, 2005.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.15 PER SHARE DIVIDEND

        Pine Bluff, AR — Simmons First National Corporation’s (NASDAQ NM: SFNC) Board of Directors declared a regular $0.15 per share quarterly cash dividend payable April 1, 2005, to shareholders of record March 15, 2005. This dividend represents a $0.01 per share, or 7.14% increase over the dividend paid for the same period in 2004.

        Simmons First National Corporation is a financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado, and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 77 offices, of which 75 are financial centers, in 44 communities.

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FOR MORE INFORMATION CONTACT:
ROBERT A. FEHLMAN
Senior Vice President and Chief Financial Officer
Simmons First National Corporation
(870) 541-1231
Ticker symbol: SFNC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: March 2, 2005	/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Vice President and Chief Financial Officer